--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                         M/I SCHOTTENSTEIN HOMES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                      [M/I SCHOTTENSTEIN HOMES, INC. LOGO]
                                 3 Easton Oval
                              Columbus, Ohio 43219

                                 March 20, 2003

To Our Shareholders:

     The Annual Meeting of Shareholders of M/I Schottenstein Homes, Inc. (the "Company") will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2003, at the offices of the Company, 3 Easton Oval, Columbus, Ohio.

     Enclosed is a copy of our 2002 Annual Report, notice of the meeting, a proxy statement and a proxy card. Please record your vote on the proxy card and return it promptly in the postage-paid envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

     We look forward to reviewing the activities of the Company at the meeting. We hope you can be with us.

                                          Sincerely,

                                          /s/ Irving E. Schottenstein
                                          Irving E. Schottenstein,
                                          Chief Executive Officer

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                  IN THE ENVELOPE PROVIDED, OR ALTERNATIVELY,
                     VOTE ELECTRONICALLY OR TELEPHONICALLY

                      [M/I SCHOTTENSTEIN HOMES, INC. LOGO]
                                 3 EASTON OVAL
                              COLUMBUS, OHIO 43219

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 2003

To Each Shareholder of M/I Schottenstein Homes, Inc.:

     Notice is hereby given that the 2003 Annual Meeting of Shareholders of M/I Schottenstein Homes, Inc. (the "Company") will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2003, at the offices of the Company, 3 Easton Oval, Columbus, Ohio, for the following purposes:

          1) To elect three directors to serve until the 2006 annual meeting of shareholders and until their successors have been duly elected and qualified;

          2) To consider and vote upon a proposal to approve the restructuring of the Company's corporate structure into a holding company structure by transferring the Company's operating assets and certain associated liabilities to wholly-owned subsidiaries of the Company;

          3) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for the 2003 fiscal year; and

          4) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 26, 2003, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your common shares be represented at the Annual Meeting. Whether or not you intend to be present, please complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. You may revoke your proxy at any time before it is exercised at the Annual Meeting, and, if you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ J. Thomas Mason

                                          J. Thomas Mason,
                                          Secretary

March 20, 2003

                      [M/I SCHOTTENSTEIN HOMES, INC. LOGO]
                                 3 Easton Oval
                              Columbus, Ohio 43219

                                PROXY STATEMENT

                                    FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 2003

                                                                  March 20, 2003

     The Annual Meeting of Shareholders of M/I Schottenstein Homes, Inc. (the "Company") will be held on Tuesday, April 22, 2003 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 20, 2003. This Proxy Statement is furnished in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting and at any adjournment thereof. The Annual Report of the Company for the fiscal year ended December 31, 2002, including financial statements, is being mailed to all shareholders together with this Proxy Statement.


     A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. Alternatively, shareholders holding common shares registered directly with the Company's transfer agent, EquiServe, may vote their proxy electronically via the Internet or telephonically by following the instructions on their proxy card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on April 21, 2003. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders pay for access to the Internet and for telephone service. Shareholders holding common shares in "street name" with a broker, bank or other holder of record may also be eligible to vote their proxy electronically via the Internet or telephonically. Such shareholders should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.


     You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing a written notice with the Company revoking it, by duly executing a proxy card bearing a later date, by casting a new vote electronically via the Internet or telephonically or by attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke a proxy. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies properly executed or properly voted electronically via the Internet or telephonically that are received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), proxies will be voted for the nominees for election of directors set forth herein, for Proposal Nos. 2 and 3 and, at the discretion of the proxyholders, on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

                      OUTSTANDING SHARES AND VOTING RIGHTS


     There were 14,519,969 of the Company's common shares, par value $.01 per share (the "Common Shares"), issued and outstanding on February 26, 2003 (the "Record Date"), which date has been set as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Regulations (the "Regulations"), the Board is comprised of nine directors, divided into three classes with staggered three year terms. A class of three directors is to be elected at the Annual Meeting. The Board has nominated the persons set forth below for election as directors of the Company at the Annual Meeting. The three nominees receiving the greatest number of votes cast will be elected to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Information concerning the nominees and the remaining members of the Board is set forth below.

     Unless otherwise specified in your proxy, the Common Shares voted pursuant thereto will be voted FOR each of the persons named below as nominees for election as directors. The Board has no reason to believe that any nominee will not serve if elected. If any nominee becomes unwilling or unable to serve as a director, the proxyholders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE PERSONS NAMED BELOW AS NOMINEES FOR ELECTION AS DIRECTORS.

                                                                                        YEAR FIRST
                                                                                        SERVED AS
NAME                        AGE             CURRENT POSITIONS WITH COMPANY               DIRECTOR
----                        ---             ------------------------------              ----------
NOMINEES

Thomas D. Igoe              71     Director, Chairman of Audit Committee, member of       2000
                                   Compensation Committee, member of Executive
                                   Officer Compensation Committee

Steven Schottenstein        46     Chief Operating Officer, Vice Chairman of the          1993
                                   Board, member of Executive Committee, member of
                                   Compensation Committee

Lewis R. Smoot, Sr.         69     Director, member of Executive Committee, member        1993
                                   of Audit Committee, member of Compensation
                                   Committee, member of Executive Officer
                                   Compensation Committee

DIRECTORS

Friedrich K. M. Bohm        61     Director, Chairman of Executive Officer                1994
                                   Compensation Committee, member of Audit
                                   Committee, member of Compensation Committee

Phillip G. Creek            50     Senior Vice President, Chief Financial Officer,        2002
                                   Treasurer, Director, member of Compensation
                                   Committee

                                                                                        YEAR FIRST
                                                                                        SERVED AS
NAME                        AGE             CURRENT POSITIONS WITH COMPANY               DIRECTOR
----                        ---             ------------------------------              ----------
Jeffrey H. Miro             60     Director, member of Compensation Committee,            1998
                                   member of Executive Officer Compensation
                                   Committee

Irving E. Schottenstein     74     Chief Executive Officer, Chairman of the Board,        1976
                                   Chairman of Executive Committee, member of
                                   Compensation Committee

Robert H. Schottenstein     50     President, Vice Chairman of the Board, member of       1993
                                   Executive Committee, member of Compensation
                                   Committee

Norman L. Traeger           63     Director, Chairman of Compensation Committee,          1997
                                   member of Audit Committee, member of Executive
                                   Officer Compensation Committee

---------------

Irving E. Schottenstein is the father of Robert H. Schottenstein and Steven Schottenstein.

BUSINESS EXPERIENCE

  NOMINEES -- TERM TO EXPIRE AT 2006 ANNUAL MEETING

     Thomas D. Igoe served as a consultant to Bank One, NA's Corporate Banking Division from January 1997 until December 1999. From 1962 until January 1997, Mr. Igoe was an employee of Bank One, NA, serving last as Senior Vice President -- Corporate Banking.

     Steven Schottenstein has been Vice Chairman and Chief Operating Officer since January 1999 and Assistant Secretary since April 1992. He served as Senior Executive Vice President from May 1996 until January 1999.


     Lewis R. Smoot, Sr. has been President and Chief Executive Officer of The Smoot Corporation, a construction contractor and construction management concern, since 1987. He currently serves as a Director of Huntington Bancshares Incorporated.


  DIRECTORS -- TERM TO EXPIRE AT 2004 ANNUAL MEETING

     Friedrich K. M. Bohm has been Chairman of NBBJ, the second largest architectural firm in the United States, since 1997. From 1987 until 1997, Mr. Bohm was Managing Partner and Chief Executive Officer of NBBJ. He currently serves as a Director, and a member of the Executive Committee of the Board of Directors, of Huntington National Bank, a subsidiary of Huntington Bancshares Incorporated, and as a Director of The Daimler Group.

     Jeffrey H. Miro has been Chairman of the law firm of Miro, Weiner and Kramer, with offices in Bloomfield Hills, Michigan and New York, New York, since 1981. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. He currently serves as a Director of Sotheby's Holdings, Inc.

     Robert H. Schottenstein has been Vice Chairman since January 1999, President since May 1996 and Assistant Secretary since March 1991. He currently serves as a Director of Huntington Bancshares Incorporated.

  DIRECTORS -- TERM TO EXPIRE AT 2005 ANNUAL MEETING

     Phillip G. Creek has been Chief Financial Officer since September 2000, Senior Vice President since September 1993, Treasurer since January 1993 and Chief Financial Officer and Treasurer of M/I Financial Corp., a wholly-owned subsidiary of the Company ("M/I Financial"), since September 2000. He served as Senior Vice President of M/I Financial from February 1997 until September 2000.

     Irving E. Schottenstein has been Chief Executive Officer since August 1986 and Chairman of the Board of the Company and its predecessors since 1976.

     Norman L. Traeger founded United Skates of America, a chain of family fun centers, in 1971 and The Discovery Group, a venture capital firm, in 1983. Mr. Traeger currently owns and manages industrial, commercial and office real estate.

NOMINATION OF DIRECTORS

     Nomination for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. To nominate one or more persons for election as a director, the Regulations require that a shareholder give written notice of such shareholder's intent to make such nomination or nominations by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting or in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice shall set forth: (1) the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

BOARD AND COMMITTEE MEETINGS

     The Board held six meetings during 2002. The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Officer Compensation Committee and the Executive Committee. During 2002, all members of the Board attended at least 75% of all meetings of the Board and of the committees on which they served.


     The Board does not have a nominating committee. The full Board currently selects the nominees for directors. However, in response to the rules proposed by the New York Stock Exchange ("NYSE") relating to corporate governance matters, the Board intends to create a nominating committee comprised of independent directors and adopt a written charter for such nominating committee, as contemplated by the proposed NYSE rules, once such rules have been finalized. Similarly, the Board is in the process of developing, and intends to adopt, a code of business conduct and ethics that complies with the requirement for such a code of business conduct and ethics under the proposed NYSE rules and constitutes a code of ethics applicable to the Company's principal executive officer and senior financial officers in accordance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the Commission implementing the Sarbanes-Oxley Act.


     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board (the "Audit Committee Charter"), a copy of which is attached to this Proxy Statement as Annex A. The Audit Committee periodically reviews and reassesses the Audit Committee Charter, and at least annually, obtains the Board's approval of the Audit Committee Charter. The Board is in the process of reviewing the Audit Committee Charter in light of the Sarbanes-Oxley Act and the proposed NYSE rules and intends to adopt a revised Audit Committee Charter that complies with the Commission's rules and regulations implementing the Sarbanes-Oxley Act and the proposed NYSE rules once such rules have been finalized. The Audit Committee's responsibilities include: reviewing the Company's auditing and accounting procedures and policies, the activities of the internal auditors and the Company's independent accountants and auditors, and the independence and objectivity of the independent accountants and auditors, including potential conflicts of interest; monitoring and evaluating the Company's internal controls and procedures for financial reporting; selecting the Company's independent accountants and auditors and approving the fees to be paid to the independent accountants and auditors; and making recommendations concerning these matters to the Board. As contemplated by the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission thereunder, the Audit Committee will assume sole responsibility for the hiring, retention and fees of the Company's independent accountants and auditors in accordance with the timetable set forth by the Commission. Each member of the Audit Committee qualifies as independent under the rules of the NYSE as currently in effect and as proposed to be revised. The Audit Committee met four times in 2002. The Audit Committee's report relating to the 2002 fiscal year appears on page 19.

     The Compensation Committee's duties include reviewing and reporting to the Board on specific compensation matters and administering the Company's stock option plan. The Compensation Committee met four times in 2002. The Compensation Committee's report relating to the 2002 fiscal year appears on page 16.

     The Executive Officer Compensation Committee's duties include reviewing and determining the compensation for the Company's Chief Executive Officer and the other executive officers of the Company and developing and administering the plans necessary to ensure that the compensation paid to such officers will be tax deductible. Each member of the Executive Officer Compensation Committee is an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board is in the process of developing, and intends to adopt, a written charter for the Executive Officer Compensation Committee that complies with the proposed NYSE rules once such rules have been finalized. The Executive Officer Compensation Committee met four times in 2002. The Executive Officer Compensation Committee's report relating to the 2002 fiscal year appears on page 16.

     Between meetings of the Board or when the Board is not in session, the Executive Committee may exercise, to the extent permitted by law, all of the powers and duties of the Board. During 2002, the Executive Committee did not hold any formal meetings but did take four written actions.


                                 PROPOSAL NO. 2

FORMATION OF A HOLDING COMPANY STRUCTURE BY TRANSFERRING OPERATING ASSETS AND CERTAIN ASSOCIATED LIABILITIES TO WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY

     Under the Company's existing corporate structure, the Company directly owns and operates the assets used in connection with its homebuilding operations in each of its markets, except for those assets used in connection with its Indiana and Florida homebuilding operations, which assets are owned and operated by wholly-owned subsidiaries of the Company. For the reasons described below, the Board has approved, and recommends that the shareholders approve, the restructuring of the Company's corporate structure into a holding company structure (the "Holding Company Restructuring"). The Company currently intends to implement the Holding Company Restructuring by transferring the assets that it directly owns and operates in connection with its homebuilding operations, as well as certain associated liabilities, to five newly-formed, wholly-owned subsidiaries: M/I Homes of Charlotte, LLC, a Delaware limited liability company; M/I Homes of Raleigh, LLC, a Delaware limited liability company; M/I Homes of DC, LLC, a Delaware limited liability company; M/I Homes of Cincinnati, LLC, an Ohio limited liability company; and M/I Homes of Central Ohio, LLC, an Ohio limited liability company.

     Specifically, in the Holding Company Restructuring, the Company plans to transfer the operating assets and certain associated liabilities used in connection with its

     - Charlotte, North Carolina homebuilding operations to M/I Homes of Charlotte, LLC;

     - Raleigh, North Carolina homebuilding operations to M/I Homes of Raleigh, LLC;

     - Washington, D.C. homebuilding operations to M/I Homes of DC, LLC;

     - Cincinnati, Ohio homebuilding operations to M/I Homes of Cincinnati, LLC; and

     - Columbus, Ohio homebuilding operations to M/I Homes of Central Ohio, LLC.

As stated above, a separate, wholly-owned subsidiary of the Company already owns and operates the assets used in connection with the Company's homebuilding operations in each of its other markets: Indianapolis, Indiana; Tampa, Florida; Orlando, Florida; and West Palm Beach, Florida. Consequently, following the Holding Company Restructuring, the Company's homebuilding operations in each of its markets, and the assets and certain associated liabilities used in connection therewith, will be carried on and owned by a wholly-owned subsidiary of the Company. The Company's principal assets will change from the operating assets used in connection with its homebuilding operations to the capital stock, membership interests and limited partnership interests of each of its operating subsidiaries. Although the Company's corporate structure will have changed, its business will continue unchanged under the same name.

     The Holding Company Restructuring will not affect the Company's management, corporate governance or capital stock. The Company's directors and executive officers immediately prior to the Holding Company Restructuring will continue to be the Company's directors and executive officers immediately following the Holding Company Restructuring.

     Similarly, the Company's Amended and Restated Articles of Incorporation and the Regulations will not change in connection with the Holding Company Restructuring. The Company will also continue to be subject to the rules and regulations of the Commission and the NYSE. Thus, following the Holding Company Restructuring, the Company will be subject to the same corporate governance rules and regulations as before the Holding Company Restructuring.

     In addition, the Company's capital stock and the shareholders' rights therein will not change as a result of the Holding Company Restructuring. Each Common Share outstanding immediately prior to the Holding Company Restructuring will remain outstanding immediately following the Holding Company Restructuring with the same rights and privileges and will continue to be listed for trading on the NYSE under the current ticker symbol, "MHO." No Common Shares or other shares of capital stock of the Company will be issued in connection with the Holding Company Restructuring. Also, all of the Company's outstanding indebtedness under its credit facilities immediately prior to the Holding Company Restructuring will continue to be outstanding indebtedness of the Company after the Holding Company Restructuring, although the Company's credit facilities may be modified to add the new operating subsidiaries as subsidiary guarantors.

     The Company contemplates that each of the limited liability company subsidiaries formed in connection with the Holding Company Restructuring will be managed by a management committee comprised of certain of the Company's executive officers. The employees of the Company who immediately prior to the Holding Company Restructuring provided services exclusively in connection with the Company's homebuilding operations in one market will become employees of the limited liability company subsidiary that is the transferee of the assets and certain associated liabilities used in such market.


     The Company's current plan to implement the Holding Company Restructuring by transferring its operating assets and certain associated liabilities to the five wholly-owned subsidiaries named above involves a number of factors. As a result, the Company's implementation of the Holding Company Restructuring may differ in non-material respects from the description in this Proxy Statement. Any such differences will not, individually or in the aggregate, materially adversely affect the Company or its shareholders.



     If the shareholders approve the Holding Company Restructuring at the Annual Meeting, the Company will work toward completing the Holding Company Restructuring as soon as reasonably possible thereafter.

REASONS FOR THE HOLDING COMPANY RESTRUCTURING

     The primary purposes of the Holding Company Restructuring are:

     - to provide a framework for future growth;

     - to increase the Company's operational and administrative efficiency;

     - to provide additional flexibility for financing operations; and

     - to protect the Company and each of its subsidiaries from the potential liabilities that arise in connection with homebuilding operations by isolating such liabilities to the homebuilding operation with which they are associated.

  FUTURE GROWTH

     The Company continually monitors and analyzes potential business opportunities for growth, including opportunities to expand into new markets, acquire competitors in new and existing markets and enter into related lines of business that complement its homebuilding operations. The Company believes that the holding company structure provides a better framework to capitalize on such future growth opportunities than the Company's existing corporate structure. Following the Holding Company Restructuring, if the Company desires to expand into a new market, make an acquisition, enter into a related line of business or pursue a similar business opportunity, the Company can easily integrate such opportunity into its holding company structure by creating a wholly-owned subsidiary to pursue and develop the business opportunity. In addition, as described below, the holding company structure allows the Company to isolate the potential risks and liabilities that may arise in connection with pursuing and developing the business opportunity.

  OPERATIONAL AND ADMINISTRATIVE EFFICIENCY

     By segregating the Company's homebuilding operations into subsidiaries on a market-by-market basis, the Company believes that the Holding Company Restructuring will increase the Company's operational and administrative efficiency. The holding company structure facilitates the Company's ability to promptly respond to industry or market changes or future needs that are unique to homebuilding operations in one market. In such a case, the applicable subsidiary can address the industry or market change or future need without impacting or involving the other subsidiaries. The holding company structure also fosters managerial accountability and allows each subsidiary to focus on its particular market. In addition, the holding company structure provides a framework to potentially realize income tax savings in the future.

  FINANCING FLEXIBILITY

     The Company believes that the holding company structure broadens the financing alternatives available to the Company without any impact on its capital structure or creditworthiness. Following the Holding Company Restructuring, the Company will be able to elect whether to raise capital on an enterprise-wide basis or to cause one or more of its subsidiaries to separately raise capital. Similarly, the holding company structure expands the intercompany financing alternatives available to the Company and its subsidiaries.

  PROTECTION FROM LIABILITIES

     Following the Holding Company Restructuring, a separate subsidiary of the Company will carry on the Company's homebuilding operations in each of its markets. As a holding company, the Company will, directly or indirectly, own all of the outstanding capital stock, membership interests or limited partnership interests of each operating subsidiary, but will be separated from each such subsidiary's homebuilding operations. Similarly, each subsidiary will be a distinct entity representing one of the Company's homebuilding markets and will, therefore, be separate from the homebuilding operations of each other homebuilding market. Provided that the Company and its subsidiaries observe the appropriate corporate, limited liability company or limited partnership formalities applicable to such entity, the Company and its subsidiaries should not be liable for each other's acts and debts. Thus, by separating the Company's homebuilding operations in each market within a distinct subsidiary, the Company believes that the holding company structure affords the Company and each of its subsidiaries better protection from the foreseen and unforeseen potential liabilities that arise in connection with homebuilding operations.

FEDERAL INCOME TAX CONSEQUENCES

     The Holding Company Restructuring will not have any federal income tax consequences to the Company's shareholders.

REGULATORY APPROVALS

     The Company is not required to comply with any material federal or state regulatory requirements or obtain any material federal or state approvals, other than shareholder approval, in connection with completing the Holding Company Restructuring.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Section 1701.85 of the Ohio Revised Code, the Company's shareholders are entitled to exercise dissenters' rights in connection with the Holding Company Restructuring. The following summary is a description of the steps you must take if you desire to perfect dissenters' rights. The summary is not intended to be complete and is qualified in its entirety by reference to Section 1701.85, a copy of which is attached as Annex B to this Proxy Statement. The Company recommends that you consult with your own counsel if you have questions with respect to your rights under Section 1701.85.

     "Dissenters' rights" is your right to dissent from the Holding Company Restructuring and have the "fair cash value" of your Common Shares determined by a court and paid in cash. The "fair cash value" of a Common Share is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. The "fair cash value" is determined as of the day prior to the day on which the shareholder vote to approve the Holding Company Restructuring is taken. When determining the "fair cash value," any appreciation or depreciation in market value resulting from the proposed Holding Company Restructuring is excluded. In no event can the "fair cash value" of a Common Share exceed the amount specified in the demand of the particular shareholder discussed below.

     To perfect your dissenters' rights, you must satisfy each of the following conditions:

     - You must be the record holder of the dissenting shares at the close of business on February 26, 2003. If you have a beneficial interest in Common Shares held of record in the name of any other person for which you desire to perfect dissenters' rights, you must cause the holder of record to timely and properly act to perfect such rights;

     - You must not vote in favor of approval of the Holding Company Restructuring. You waive your dissenters' rights if you vote for approval of the Holding Company Restructuring;

     - On or before the tenth day following the shareholder vote approving the Holding Company Restructuring, you must serve a written demand on the Company for the "fair cash value" of the dissenting shares. The Company will not notify you of the date of such tenth day. The written demand must specify your name and address, the number of Common Shares as to which relief is sought and the amount that you claim as the "fair cash value" of the Common Shares for which you are exercising dissenters' rights;


     - If requested by the Company, you must submit to the Company your certificates for the dissenting shares within 15 days after the date the Company sends such request. The Company will then endorse the certificates with a legend that demand for the "fair cash value" has been made; and


     - If you and the Company cannot agree on the "fair cash value" of your dissenting shares, either you or the Company must, within three months after service of your written demand, file or join in a petition in the Court of Common Pleas of Franklin County, Ohio, for a determination of the "fair cash value" of the dissenting shares.

     If you dissent from the Holding Company Restructuring, your right to be paid the "fair cash value" of your Common Shares will terminate if:

     - for any reason, the Holding Company Restructuring is not completed;

     - you fail to serve a timely and appropriate written demand upon the Company;

     - you do not, upon request of the Company, make timely and appropriate surrender of the certificates evidencing your dissenting shares for endorsement of a legend that demand for the "fair cash value" of such Common Shares has been made;

     - you withdraw your demand with the consent of the Board;


     - you and the Company have not agreed upon the "fair cash value" of your dissenting shares and neither you nor the Company has timely filed or joined in an appropriate petition in the Court of Common Pleas of Franklin County, Ohio; or


     - you otherwise fail to comply with the requirements of Section 1701.85.

VOTE REQUIRED


     The affirmative vote of the holders of two-thirds of the outstanding Common Shares entitled to vote is required to approve the Holding Company Restructuring. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. The Company's executive officers and directors and members of the Irving E. Schottenstein family, who collectively own, or have voting power with respect to, approximately 27.2% of the outstanding Common Shares, have indicated that they intend to vote FOR the proposal to approve the Holding Company Restructuring.


     The Board reserves the right to withdraw the proposal to approve the Holding Company Restructuring at any time prior to the Annual Meeting or to terminate and abandon the Holding Company Restructuring after the Annual Meeting, whether or not the shareholders have approved the Holding Company Restructuring by the requisite vote, if such action is deemed to be in the best interests of the Company and its shareholders.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE HOLDING COMPANY RESTRUCTURING.

                                 PROPOSAL NO. 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent accountants and auditors for the fiscal year ending December 31, 2003. Deloitte & Touche LLP served as the Company's independent accountants and auditors for fiscal year 2002. Although action by the shareholders in this matter is not required, the Board believes that shareholder ratification of its appointment of Deloitte & Touche LLP is appropriate because of the independent accountants' and auditors' role in maintaining the quality and integrity of the Company's internal controls and financial reporting practices. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

VOTE REQUIRED


     The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors for fiscal year 2003. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. The Company's executive officers and directors and members of the Irving E. Schottenstein family, who collectively own, or have voting power with respect to, approximately 27.2% of the outstanding Common Shares, have indicated that they intend to vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will consider other independent accountants and auditors upon the recommendation of the Audit Committee.


     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL YEAR 2003.

                  EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

     The executive officers of the Company are Irving E. Schottenstein, Robert
H. Schottenstein, Steven Schottenstein and Phillip G. Creek. Biographical information with respect to the executive officers is set forth on pages 3-4. The following table sets forth biographical information with respect to certain key employees of the Company.

                                                                                    YEAR STARTED
NAME                                  AGE   CURRENT POSITIONS WITH COMPANY          WITH COMPANY
----                                  ---   ------------------------------          ------------
J. Thomas Mason.....................  46    Senior Vice President, General              2002
                                            Counsel and Secretary
Paul S. Rosen.......................  52    Chief Executive Officer and                 1993
                                            President of M/I Financial and
                                            Senior Vice President
Lloyd T. Simpson....................  57    President, Columbus Region                  1984

BUSINESS EXPERIENCE

     J. Thomas Mason joined the Company in July 2002 as Senior Vice President, General Counsel and Secretary. From 1984 until July 2002, Mr. Mason was an attorney with the law firm of Vorys, Sater, Seymour and Pease LLP in Columbus, Ohio where he practiced real estate law.

     Paul S. Rosen joined the Company in August 1993 as Vice President of Mortgage Operations for M/I Financial. Mr. Rosen became Chief Executive Officer of M/I Financial in February 1994, President of M/I Financial in August 1995 and Senior Vice President of the Company in February 1999.

     Lloyd T. Simpson joined the Company in 1984 as Vice President/Regional Manager of the Ohio Region. Mr. Simpson became Vice President/Regional Manager of the Columbus Region in February 1996 and President of the Columbus Region in November 1996.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, the number and percentage of the outstanding Common Shares beneficially owned by each person who, to the knowledge of the Company, beneficially owns more than five percent of the outstanding Common Shares, by each of the Company's directors, nominees for director and Named Executive Officers (as defined below) and by all of the directors, nominees for director and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares.


                                                                 NUMBER OF
                                                                  COMMON        PERCENT
NAME OF BENEFICIAL OWNER                                        SHARES (1)      OF CLASS
------------------------                                      ---------------   --------
Friedrich K. M. Bohm........................................     22,097(2)         (3)
Phillip G. Creek............................................     28,057(4)         (3)
Thomas D. Igoe..............................................      7,756(2)         (3)
Jeffrey H. Miro.............................................     15,836(2)         (3)
Irving E. Schottenstein.....................................  3,886,846(5)(6)     26.6%
Robert H. Schottenstein.....................................  1,005,184(5)(7)      6.9%
Steven Schottenstein........................................  1,039,595(5)(8)      7.1%
Lewis R. Smoot, Sr. ........................................     17,957(2)         (3)
Norman L. Traeger...........................................     27,317(2)         (3)
All directors, nominees and executive officers as a group (9
  persons)..................................................  4,166,945           28.2%
FMR Corp. ..................................................  2,205,055(9)        15.2%
     82 Devonshire Street
     Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. .............................  1,010,400(10)        7.0%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
Linda S. Fisher.............................................  1,025,250(5)(11)     7.1%
     11221 Grandon Ridge Circle
     Cincinnati, Ohio 45249
Gary L. Schottenstein.......................................   821,650(5)(12)      5.7%
     2077 Parkhill Drive
     Columbus, Ohio 43209


---------------


 (1) The amounts shown include 11,557, 6,882, 1,932, 9,436, 60,046, 24,934,
     8,945, 11,557 and 11,557 Common Shares held by Friedrich K. M. Bohm, Phillip G. Creek, Thomas D. Igoe, Jeffrey H. Miro, Irving E. Schottenstein, Robert H. Schottenstein, Steven Schottenstein, Lewis R. Smoot, Sr. and Norman L. Traeger, respectively, under the terms of the Executives' Deferred Compensation Plan or the Directors Deferred Compensation Plan, as applicable. Under the terms of the Executives' Deferred Compensation Plan and the Directors Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to terms of the plan.


 (2) Includes 2,400 Common Shares that underlie currently exercisable stock options.

 (3) Less than one percent of the outstanding Common Shares.

 (4) Includes 15,000 Common Shares that underlie currently exercisable stock options.

 (5) IES Family Holdings No. 1, LLC, an Ohio limited liability company, holds of record 817,850 Common Shares. Irving E. Schottenstein and Gary L. Schottenstein are the sole members and co-managers of IES Family Holdings No. 1, LLC and hold 25.3% and 74.7% of the membership interests therein, respectively. As co-managers, Irving E. Schottenstein and Gary L. Schottenstein share voting and dispositive power with respect to such 817,850 Common Shares.

     IES Family Holdings No. 2, LLC, an Ohio limited liability company, holds of record 916,650 Common Shares. Irving E. Schottenstein and Robert H. Schottenstein are the sole members and co-managers of IES Family Holdings No. 2, LLC and hold 22.5% and 77.5% of the membership interests therein, respectively. As co-managers, Irving E. Schottenstein and Robert H. Schottenstein share voting and dispositive power with respect to such 916,650 Common Shares.


     IES Family Holdings No. 3, LLC, an Ohio limited liability company, holds of record 986,650 Common Shares. Irving E. Schottenstein and Linda S. Fisher are the sole members and co-managers of IES Family Holdings No. 3, LLC and hold 20.9% and 79.1% of the membership interests therein, respectively. As co-managers, Irving E. Schottenstein and Linda S. Fisher share voting and dispositive power with respect to such 986,650 Common Shares.


     IES Family Holdings No. 4, LLC, an Ohio limited liability company, holds of record 967,050 Common Shares. Irving E. Schottenstein and Steven Schottenstein are the sole members and co-managers of IES Family Holdings No. 4, LLC and hold 21.4% and 78.6% of the membership interests therein, respectively. As co-managers, Irving E. Schottenstein and Steven Schottenstein share voting and dispositive power with respect to such 967,050 Common Shares.


 (6) An aggregate of 3,688,200 of these Common Shares are beneficially owned by Irving E. Schottenstein as a member and co-manager of each of IES Family Holdings No. 1, LLC, IES Family Holdings No. 2, LLC, IES Family Holdings No. 3, LLC and IES Family Holdings No. 4, LLC as more fully described in note 5 above. 109,600 of these Common Shares are held by Irving E. Schottenstein as trustee of the Steven Schottenstein Descendants Trust. As trustee, Irving E. Schottenstein is empowered to exercise all rights with regard to such Common Shares. Includes 29,000 Common Shares that underlie currently exercisable stock options.


 (7) 916,650 of these Common Shares are beneficially owned by Robert H. Schottenstein as a member and co-manager of IES Family Holdings No. 2, LLC as more fully described in note 5 above. 5,600 of these Common Shares are held by Robert H. Schottenstein individually. 33,000 of these Common Shares are held in trust by Robert H. Schottenstein, as trustee, for the benefit of his children pursuant to trust agreements dated December 22, 1994. As trustee, Robert H. Schottenstein is empowered to exercise all rights with regard to such Common Shares. Includes 25,000 Common Shares that underlie currently exercisable stock options.

 (8) 967,050 of these Common Shares are beneficially owned by Steven Schottenstein as a member and co-manager of IES Family Holdings No. 4, LLC as more fully described in note 5 above. 5,600 of these Common Shares are held by Steven Schottenstein individually. 33,000 of these Common Shares are held in trust by Steven Schottenstein, as trustee, for the benefit of his children pursuant to trust agreements dated December 22, 1994. As trustee, Steven Schottenstein is empowered to exercise all rights with regard to such Common Shares. Includes 25,000 Common Shares that underlie currently exercisable stock options.

 (9) Based on information set forth in a Schedule 13G dated February 14, 2003, which was filed on behalf of FMR Corp., a parent holding company, and certain other Fidelity entities.

(10) Based on information set forth in a Schedule 13G dated February 3, 2003, which was filed by Dimensional Fund Advisors Inc., a registered investment advisor, on behalf of its advisory clients.

(11) 986,650 of these Common Shares are beneficially owned by Linda S. Fisher as a member and co-manager of IES Family Holdings No. 3, LLC as more fully described in note 5 above. 5,600 of these Common Shares are held by Mrs. Fisher individually. 33,000 of these Common Shares are held in trust by Mrs. Fisher, as trustee, for the benefit of her children pursuant to trust agreements dated December 22, 1994. As trustee, Mrs. Fisher is empowered to exercise all rights with regard to such Common Shares.

(12) 817,850 of these Common Shares are beneficially owned by Gary L. Schottenstein as a member and co-manager of IES Family Holdings No. 1, LLC as more fully described in note 5 above. Includes 3,800 Common Shares that underlie currently exercisable stock options.

     The address of each of Irving E. Schottenstein, Robert H. Schottenstein and Steven Schottenstein is 3 Easton Oval, Columbus, Ohio 43219.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation and other compensation for each of the fiscal years ended December 31, 2002, 2001 and 2000 for the Company's Chief Executive Officer and for each other executive officer of the Company (the "Named Executive Officers"):

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                      ANNUAL COMPENSATION                AWARDS
                                            ---------------------------------------    SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND                                    SALARY      BONUS          COMPENSATION     OPTIONS      COMPENSATION
PRINCIPAL POSITION                   YEAR     ($)        ($)               ($)            (#)         ($)(1)(2)
------------------                   ----   -------   ---------        ------------   ------------   ------------
Irving E. Schottenstein              2002   575,000   2,875,000(3)       86,837(5)       50,000         70,998
  Chief Executive Officer            2001   575,000   2,875,000(3)(6)   110,705(5)       50,000         70,965
                                     2000   575,000   2,812,210(3)(7)   124,714(5)       25,000         70,923

Robert H. Schottenstein              2002   400,000   1,400,000(3)(4)    60,587(5)       40,000         61,490
  President                          2001   376,923   1,400,000(3)(6)    61,819(5)       40,000         61,748
                                     2000   325,000   1,097,135(3)(7)    67,087(5)       15,000         61,554

Steven Schottenstein                 2002   390,000   1,365,000(3)(4)     2,809          40,000         49,390
  Chief Operating Officer            2001   362,308   1,365,000(3)(6)     2,651          40,000         49,648
                                     2000   300,000   1,012,740(3)(7)     2,505          15,000         49,454

Phillip G. Creek                     2002   225,000     443,750(3)(4)       670           7,000         19,551
  Senior Vice President,             2001   225,000     443,750(3)(6)       901           7,000         19,809
  Chief Financial Officer            2000   207,692     429,872(3)(7)       859           4,000         19,615
  and Treasurer

---------------

(1) "All Other Compensation" includes: (i) the Company's discretionary contribution under its 401(k) plan in the amount of $3,423 for the 2000 fiscal year, $3,465 for the 2001 fiscal year, and $3,498 for the 2002 fiscal year; (ii) the term and the non-term portion of the premium for a split-dollar life insurance policy (as more fully described in note 2 below); and (iii) for each of the Named Executive Officers other than Irving
    E. Schottenstein, long-term disability plan premiums of $1,331 for the 2000 fiscal year, $1,483 for the 2001 fiscal year, and $1,192 for the 2002 fiscal year.

(2) "All Other Compensation" for Irving E. Schottenstein, Robert H. Schottenstein, Steven Schottenstein and Phillip G. Creek for the 2000, 2001 and 2002 fiscal years includes: (i) the term portion of the premium for a split-dollar life insurance policy of $10,025, $3,720, $2,840 and $983, respectively, for the 2000 fiscal year, $11,210, $3,960, $3,040 and $1,044, respectively, for the 2001 fiscal year, and $12,365, $4,200, $3,280 and $790, respectively, for the 2002 fiscal year; and (ii) the non-term portion of the premium for a split-dollar life insurance policy of $57,475, $53,080, $41,860 and $13,878, respectively, for the 2000 fiscal year, $56,290, $52,840, $41,660 and $13,817, respectively, for the 2001 fiscal year, and $55,135, $52,600, $41,420 and $14,071, respectively, for the 2002 fiscal year.

(3) Represents amounts accrued pursuant to the Company's Executive Officers Compensation Plan and approved by the Executive Officer Compensation Committee. The Company's shareholders approved the Executive Officers Compensation Plan at the 1999 Annual Meeting of Shareholders. The amounts shown for Phillip G. Creek also include a $50,000 discretionary bonus awarded to Mr. Creek in 2000 in consideration for him assuming the duties of the Chief Financial Officer and in 2001 and 2002 based on his performance as the Chief Financial Officer.

(4) Pursuant to the terms of the Company's Executives' Deferred Compensation Plan, each of the Company's executive officers, as well as other members of management, has the right to allocate a portion of his bonus to Common Shares. Each participant will not beneficially own Common Shares acquired under the plan until such Common Shares are distributed pursuant to the terms of the plan. With respect to Robert H. Schottenstein, the amount shown includes $70,000 allocated to Common Shares (2,234 shares). With respect to Steven Schottenstein, the amount shown includes $68,250 allocated to Common Shares (2,178 shares). With respect to Phillip G. Creek, the amount shown includes $44,375 allocated to Common Shares (1,416 shares).

(5) With respect to Irving E. Schottenstein, the amounts shown include $101,080, $84,071 and $59,389 for the 2000, 2001 and 2002 fiscal years, respectively, for personal use of Company property. With respect to Robert H. Schottenstein, the amounts shown include $63,838, $58,400 and $57,026 for the 2000, 2001 and 2002 fiscal years, respectively, for personal use of Company property.

(6) With respect to Irving E. Schottenstein, the amount shown includes $143,750 allocated to Common Shares (3,761 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Robert H. Schottenstein, the amount shown includes $70,000 allocated to Common Shares (1,831 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Steven Schottenstein, the amount shown includes $68,250 allocated to Common Shares (1,785 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Phillip G. Creek, the amount shown includes $44,375 allocated to Common Shares (1,161 shares) pursuant to the Executives' Deferred Compensation Plan.

(7) With respect to Irving E. Schottenstein, the amount shown includes $140,610 allocated to Common Shares (7,388 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Robert H. Schottenstein, the amount shown includes $54,857 allocated to Common Shares (2,882 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Steven Schottenstein, the amount shown includes $50,637 allocated to Common Shares (2,660 shares) pursuant to the Executives' Deferred Compensation Plan. With respect to Phillip G. Creek, the amount shown includes $42,987 allocated to Common Shares (2,258 shares) pursuant to the Executives' Deferred Compensation Plan.

     On August 9, 1994, the Company and Irving E. Schottenstein entered into an employment agreement. On November 14, 2001, the Company, with the approval of the Board, and Mr. Schottenstein amended the employment agreement. Under the amended agreement, in the event Mr. Schottenstein becomes disabled, he will receive disability payments from the Company for a period of up to three years in an annual amount equal to $1,000,000. In addition, under the amended agreement, the Company has agreed to maintain a split-dollar life insurance policy for Mr. Schottenstein in an amount not less than $1,500,000, and, upon the death of Mr. Schottenstein, pay to Mr. Schottenstein's designated beneficiary, $1,000,000 per year for a period of three years (such amount payable on death to be reduced by any disability payments made by the Company to Mr. Schottenstein under the amended agreement).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the nonqualified stock options granted by the Board during the 2002 fiscal year to each of the Named Executive Officers:

                                            INDIVIDUAL GRANTS (1)                         POTENTIAL
                             ----------------------------------------------------    REALIZABLE VALUE AT
                               NUMBER                                               ASSUMED ANNUAL RATES
                                 OF                                                    OF STOCK PRICE
                             SECURITIES     % OF TOTAL                                  APPRECIATION
                             UNDERLYING   OPTIONS GRANTED                              FOR OPTION TERM
                              OPTIONS     TO EMPLOYEES IN   EXERCISE                ---------------------
                              GRANTED       FISCAL YEAR      PRICE     EXPIRATION      5%          10%
NAME                            (#)             (%)          ($/SH)       DATE         ($)         ($)
----                         ----------   ---------------   --------   ----------   ---------   ---------
Irving E. Schottenstein        50,000          23.26         28.55      2/12/12      897,747    2,275,067
Robert H. Schottenstein        40,000          18.60         28.55      2/12/12      718,198    1,820,054
Steven Schottenstein           40,000          18.60         28.55      2/12/12      718,198    1,820,054
Phillip G. Creek                7,000           3.26         28.55      2/12/12      125,685      318,509

---------------

(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited. All stock options were granted at the closing market price on the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to options exercised during the 2002 fiscal year and unexercised nonqualified stock options held as of the end of the 2002 fiscal year by each of the Named Executive Officers.

                                                                     NUMBER OF
                                    NUMBER                     SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 OF SECURITIES                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  UNDERLYING                    AT FISCAL YEAR END            AT FISCAL YEAR END
                                    OPTIONS       VALUE               (#)(1)                          ($)
                                   EXERCISED     REALIZED   ---------------------------   ---------------------------
NAME                                  (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -------------   --------   -----------   -------------   -----------   -------------
Irving E. Schottenstein             32,000       597,822      29,000         84,000         293,888        627,950
Robert H. Schottenstein             18,000       317,676      25,000         64,000         257,475        437,913
Steven Schottenstein                18,000       290,600      25,000         64,000         257,475        437,913
Phillip G. Creek                     8,000       216,560      15,000         12,000         243,843         92,876

---------------

(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited.

COMPENSATION OF DIRECTORS

     Each of the Company's non-employee, outside directors (other than the Chairman of the Audit Committee) receives $9,000 per quarter, payable in Common Shares pursuant to the Directors Deferred Compensation Plan, as payment for his service on the Board and any of its committees. The Chairman of the Audit Committee receives $12,500 per quarter, payable in Common Shares pursuant to the Directors Deferred Compensation Plan, for his service on the Board and any of its committees. During the 2002 fiscal year, each of the non-employee, outside directors also received an option to purchase 2,000 Common Shares pursuant to the Company's stock option plan.

COMPENSATION COMMITTEE AND EXECUTIVE OFFICER COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee with respect to the 2002 fiscal year was comprised of nine members: Kerrii B. Anderson (until April 18, 2002), Friedrich
K. M. Bohm, Phillip G. Creek (effective April 18, 2002), Thomas D. Igoe, Jeffrey
H. Miro, Irving E. Schottenstein, Robert H. Schottenstein, Steven Schottenstein, Lewis R. Smoot, Sr. and Norman L. Traeger. Irving E. Schottenstein, Robert H. Schottenstein, Steven Schottenstein and Phillip G. Creek are executive officers of the Company. Kerrii B. Anderson, whose term as a director and member of the Compensation Committee expired at the 2002 Annual Meeting of Shareholders, was formerly an executive officer of the Company until September 2000. During the 2002 fiscal year, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Board or the Compensation Committee.

     The Executive Officer Compensation Committee with respect to the 2002 fiscal year was comprised of five members: Friedrich K. M. Bohm, Thomas D. Igoe, Jeffrey H. Miro, Lewis R. Smoot, Sr. and Norman L. Traeger. None of such members is or was formerly an officer or employee of the Company. During the 2002 fiscal year, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Board or the Executive Officer Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of, and transactions in, the Common Shares of the Company by executive officers, directors and persons who own more than ten percent of the Common Shares are required to be reported to the Commission and the NYSE pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. Based solely on a review of the copies of reports furnished to the Company and representations of certain executive officers and directors, the Company believes that during the 2002 fiscal year its executive officers, directors and greater than ten percent beneficial owners complied with such requirements.

COMPENSATION COMMITTEE AND EXECUTIVE OFFICER COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. In 2002, the Executive Officer Compensation Committee reviewed and determined the compensation for the Chief Executive Officer and for each of the other executive officers of the Company. The Compensation Committee reviewed the Company's 401(k) plan with respect to investment selections, returns, audit results and the Company's discretionary contributions. The Compensation Committee also reviewed all stock option awards granted by the Company.

     The Company's executive compensation program is intended to serve four primary objectives: (1) attract and retain qualified executives to manage the Company's business; (2) provide executives with incentives to accomplish the Company's business objectives and strategy and meet specific performance goals;
(3) encourage stock ownership by executives in order to enhance mutuality of interest with the Company's shareholders; and (4) maximize shareholder value. The Executive Officer Compensation Committee and the Compensation Committee believe that the Company's executive compensation program promotes each of these objectives. Additionally, the Executive Officer Compensation Committee and the Compensation Committee believe that the executive compensation program fosters long-term growth and accountability for performance.

     Elements of Compensation. Under the Company's executive compensation program, each of the executive officers of the Company receives compensation in the form of: (1) a base salary; (2) an annual performance bonus; and (3) stock options. The Company's current policy is not to provide pension or other retirement plans for the Company's executive officers other than the Company's 401(k) plan.

     Under the Company's Executives' Deferred Compensation Plan, each executive officer has the right to elect to have a portion of his performance bonus invested in Common Shares, the payment of which is deferred until a future date. The Company believes that the Executives' Deferred Compensation Plan serves to further align the interests of the executive officers with the Company's shareholders.

     Chief Executive Officer Compensation. The base salary paid to the Chief Executive Officer in 2002 was commensurate with the base salary paid to chief executive officers of other publicly traded, national and regional homebuilders.

     The performance bonus for the Chief Executive Officer for 2002 was awarded in accordance with the Company's Executive Officers Compensation Plan, which plan was approved by the Company's shareholders at the 1999 Annual Meeting of Shareholders. Pursuant to the terms of the Executive Officers Compensation Plan, the Executive Officer Compensation Committee established the Award Formula (as defined in the plan) and the Performance Goals (also as defined) for the Chief Executive Officer for 2002. The Award Formula was based upon the Company's achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on shareholders' equity; and (3) achieving specified homeowner satisfaction ratings as measured by homeowner surveys conducted by the Company. The total amount that could be earned by the Chief Executive Officer was capped at five times his annual base salary.

     In 2002, the Company achieved record net income, return on beginning equity exceeded 23% and homeowner satisfaction ratings exceeded 99%. As a result, the Chief Executive Officer earned the maximum performance bonus available in 2002.

     Other Executive Officers' Compensation. The base salaries paid to the President, the Chief Operating Officer and the Senior Vice President/Chief Financial Officer in 2002 were commensurate with the base salaries paid to persons holding comparable positions with other publicly traded, national and regional homebuilders.

     Pursuant to the Executive Officers Compensation Plan, the Executive Officer Compensation Committee established the Award Formulas and the Performance Goals for the President, the Chief Operating Officer and the Senior Vice President/Chief Financial Officer for 2002. The Award Formulas for each of these executive officers were based upon the Company's achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on shareholders' equity; and (3) achieving specified homeowner satisfaction ratings as measured by homeowner surveys conducted by the Company. The total amount that could be earned by each of the President and the Chief Operating Officer was capped at three and one half times their annual base salaries. The total amount that could be earned by the Senior Vice President/ Chief Financial Officer was capped at one and three quarters times his annual base salary.

     In 2002, the Company achieved record net income, return on beginning equity exceeded 23% and homeowner satisfaction ratings exceeded 99%. As a result, the President, the Chief Operating Officer and the Senior Vice President/Chief Financial Officer each earned the maximum performance bonus available in 2002. The President, the Chief Operating Officer and the Senior Vice President/Chief Financial Officer each invested a portion of his performance bonus in Common Shares pursuant to the Executives' Deferred Compensation Plan. In 2002, the Senior Vice President/Chief Financial Officer also received a $50,000 discretionary bonus based on his outstanding performance as the Chief Financial Officer.


     Stock Options. It is the Company's intent to award stock options to the Company's executive officers in amounts reflecting the financial performance of the Company, the executive officer's ability to influence the Company's overall performance and his position. Options are intended to motivate executive officers to improve the Company's financial results and stock performance and to retain executive officers. In 2002, the Compensation Committee approved the award of nonqualified stock options for 137,000 Common Shares at $28.55 per share (the closing price on the date of grant) to the Named Executive Officers (see "-- Option Grants in Last Fiscal Year"). The nonqualified stock options vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited.


     Section 162(m) Compliance. Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. In 1999, the Company adopted the Executive Officers Compensation Plan and constituted the Executive Officer Compensation Committee (which consists solely of outside directors for purposes of Section 162(m)) to comply with Section 162(m) and to further ensure that compensation paid to executive officers in excess of $1,000,000 will be fully deductible. The Company believes that all compensation paid to the executive officers in excess of $1,000,000 will be fully deductible.

COMPENSATION COMMITTEE:                         EXECUTIVE OFFICER COMPENSATION COMMITTEE:
Norman L. Traeger (Chairman)                    Friedrich K. M. Bohm (Chairman)
Friedrich K. M. Bohm                            Thomas D. Igoe
Phillip G. Creek                                Jeffrey H. Miro
Thomas D. Igoe                                  Lewis R. Smoot, Sr.
Jeffrey H. Miro                                 Norman L. Traeger
Irving E. Schottenstein
Robert H. Schottenstein
Steven Schottenstein
Lewis R. Smoot, Sr.

PERFORMANCE GRAPH


     This graph charts the Company's performance in the form of cumulative total return to shareholders from December 31, 1997 until December 31, 2002 in comparison to (1) Standard and Poor's 500 Index (the "S&P 500 Index"); (2) Standard and Poor's 500 Homebuilding Index (the "S&P 500 Homebuilding Index"); and (3) the cumulative return on the common stock of the following four publicly traded peer issuers: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., MDC Holdings, Inc. and NVR, Inc. (the "Former Peer Group"). For fiscal year 2003 and thereafter, the Company intends to include the S&P 500 Homebuilding Index in lieu of the Former Peer Group. As a result of several business combinations involving corporations currently or formerly included within the Former Peer Group, the Company believes that the S&P 500 Homebuilding Index provides a more representative comparison of the Company's performance with respect to its principal competitors. In 2002, Crossmann Communities, Inc., which was formerly included in the Former Peer Group, merged with and into Beazer Homes USA, Inc.

[PERFORMANCE GRAPH]

                                         M/I SCHOTTENSTEIN                                  S&P 500
                                           HOMES, INC.(1)         S&P 500 INDEX        HOMEBUILDING INDEX     FORMER PEER GROUP
                                         -----------------        -------------        ------------------     -----------------
12/31/97                                       100.00                 100.00                 100.00                 100.00
12/31/98                                       118.46                 128.58                 121.99                 158.30
12/31/99                                        84.79                 155.63                  82.30                 135.81
12/31/00                                       133.22                 141.46                 129.11                 302.77
12/31/01                                       275.61                 124.65                 164.88                 498.60
12/31/02                                       308.89                  97.10                 163.94                 644.78

                                       -----------------------------------------------------------------------------
                                           12/31/97     12/31/98     12/31/99     12/31/00     12/31/01     12/31/02
--------------------------------------------------------------------------------------------------------------------
 M/I Schottenstein Homes, Inc. (1)         100         118.46        84.79       133.22       275.61       308.89
--------------------------------------------------------------------------------------------------------------------
 S&P 500 Index                             100         128.58       155.63       141.46       124.65        97.10
--------------------------------------------------------------------------------------------------------------------
 S&P 500 Homebuilding Index                100         121.99        82.30       129.11       164.88       163.94
--------------------------------------------------------------------------------------------------------------------
 Former Peer Group                         100         158.30       135.81       302.77       498.60       644.78
--------------------------------------------------------------------------------------------------------------------

---------------

(1) Assumes that the value of the Common Shares and the indices was 100 on December 31, 1997 and that all dividends were reinvested.

                            AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

     General. In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the 2002 fiscal year, the Audit Committee met four times. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with the Company's senior financial management and Deloitte & Touche LLP, the Company's independent accountants and auditors, and discussed the Company's interim financial information prior to public release.


     Review and Discussion with Independent Accountants and Auditors. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte & Touche LLP any relationships that may impact Deloitte & Touche LLP's objectivity and independence and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee reviewed and discussed with management, the internal auditors and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls and procedures. In addition, the Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP's examination of the financial statements. The Audit Committee also discussed the results of the Company's internal audits conducted throughout the year.


     Review with Management. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management. Management has the responsibility for the preparation of the Company's financial statements, and Deloitte & Touche LLP has the responsibility for the examination of those statements.

     Conclusion. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the Commission.

                                        AUDIT COMMITTEE:

                                        Thomas D. Igoe (Chairman)
                                        Friedrich K. M. Bohm
                                        Lewis R. Smoot, Sr.
                                        Norman L. Traeger

FEES OF INDEPENDENT ACCOUNTANTS AND AUDITORS


     Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2002 fiscal year were $255,000.


     Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP did not render any professional services to the Company relating to financial information systems design and implementation during the 2002 fiscal year.


     All Other Fees. The aggregate fees billed for all other services rendered to the Company by Deloitte & Touche LLP during the 2002 fiscal year were $218,000 for tax planning and compliance services, accounting services in connection with the Company's filing of a registration statement and the audit of the Company's 401(k) plan. The Audit Committee determined that the provision of such other services was compatible with maintaining Deloitte & Touche LLP's independence.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On January 31, 2003, the Company purchased the right to acquire certain land located in Columbus, Ohio for $850,000 from an entity owned by Gary L. Schottenstein, a vice president of the Company, the son of Irving E. Schottenstein and the brother of Robert H. Schottenstein and Steven Schottenstein. The Company's non-employee, outside directors unanimously approved the transaction prior to purchase after reviewing the terms of the transaction and concluding that they were fair, reasonable and in the best interests of the Company.

                             SHAREHOLDER PROPOSALS

     Any proposals of shareholders which are intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by November 21, 2003 to be eligible for inclusion in next year's proxy statement. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. If a shareholder intends to present a proposal at the 2004 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by February 4, 2004, or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy statement.

                            EXPENSES OF SOLICITATION


     Other than the Internet and telephone service access fees or charges described above, the entire expense of preparing, assembling, printing and mailing the proxy card and the form of material used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of the Company may assist with personal or telephone solicitations and will receive no additional compensation. The Company will also reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares. In addition, the Company has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $5,500 plus reimbursement of out-of-pocket expenses.


                                 OTHER MATTERS

     The Board knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing.

     You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your Common Shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

                                          By Order of the Board of Directors,

                                          /s/ J. Thomas Mason
                                          J. Thomas Mason,
                                          Secretary

                                                                         ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                         M/I SCHOTTENSTEIN HOMES, INC.

I. SCOPE OF THE AUDIT COMMITTEE'S DUTIES AND RESPONSIBILITIES

     This Charter governs the duties and responsibilities of the Audit Committee. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by providing oversight review of the Company's auditing, accounting and financial reporting processes. In so doing, the Audit Committee shall serve as an independent and objective body and provide a free and open means of communication among the Company's independent auditors, management and internal auditing department, the Audit Committee and the Board of Directors.


     The Audit Committee shall periodically review its scope, policies and procedures. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and obtain the Board of Directors' approval of this Charter. In accordance with SEC rules and regulations, at least every three years, this Charter shall be filed as an appendix to the Company's proxy statement.


II. MEMBERSHIP ON THE AUDIT COMMITTEE

     The Audit Committee shall consist of at least three directors selected by the Board of Directors. Each member of the Audit Committee shall be Independent (as defined herein). "Independent" shall mean (i) that the director is free from any relationship with the Company that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Company and (ii) subject to the proviso set forth in the immediately succeeding paragraph, that the director does not have a Restricted Relationship (as defined herein). "Restricted Relationship" shall include any of the following relationships and any other restricted or prohibited relationships set forth from time to time in the SEC Independence Requirements as defined and in the NYSE Listed Company Manual as the same may be amended or restated:

     1. A director who is, or any time during the last three years has been, an employee (including non-employee executive officers) of the Company, any of its affiliates or any entity which at any time during the last three years was a former parent or predecessor of the Company;

     2. A director (i) who is, or any time during the last three years was, a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has, or any time during the last three years had, a direct business relationship with the Company (e.g., a consultant), unless, in each case, the Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this sub-paragraph, the Board of Directors should consider, among other items, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. For the purposes of this sub-paragraph, "business relationship" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have a "business relationship" directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship.

     3. A director who is employed as an executive of another entity where any of the Company's executives serves on the other entity's compensation committee; or

     4. A director who is an Immediate Family (as defined herein) member of an individual who is, or any time during the last three years was, an executive officer of the Company or any of its affiliates. "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

     Notwithstanding the requirements set forth in Restricted Relationships Nos. 1 and 4, one director who is no longer an employee or who is an Immediate Family member of a former executive officer of the Company or its affiliates, but is not considered Independent pursuant to the three-year restriction periods set forth in Restricted Relationships Nos. 1 and 4, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Board of Directors determines in its business judgment that membership on the Audit Committee by the person is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     Each director serving on the Audit Committee shall be "financially literate," as such qualification is interpreted by the Board of Directors in its business judgment or must become "financially literate" within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

     In addition, each director serving on the Audit Committee shall have such qualification(s) and/or experience as may from time to time be required by the applicable rules and standards of the SEC and/or the primary exchange upon which the Company's common shares are then traded, the AICPA and Independence Standards Board (the "Applicable Rules and Standards").

     The Chairman of the Audit Committee shall be selected by the Board of Directors or, in the absence of such selection, by the Audit Committee.

III. MEETINGS OF AND WITH THE AUDIT COMMITTEE; QUORUM AND AUDIT COMMITTEE ACTION

     The Audit Committee shall meet at least annually, or more frequently as circumstances require. In connection with its duty to provide a free and open means of communication, the Audit Committee may ask members of management of the Company or others to attend any meeting of the Audit Committee. The Audit Committee shall meet at least annually with the Company's internal auditing department, independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or such groups believe should be discussed privately with the Audit Committee.

     The Audit Committee shall obtain confirmation that the outside auditors and the internal auditing department will communicate directly and, on a timely basis, with the Audit Committee or the Chairman of the Audit Committee if such communication is warranted.

     A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum, and action of the Audit Committee shall be by a majority of the members of the Audit Committee; provided, however, that if this Charter, the Audit Committee or the Board of Directors so provides, the Chairman of the Audit Committee may act on behalf of or represent the Audit Committee.

IV. RESPONSIBILITIES, POWERS AND DUTIES OF THE AUDIT COMMITTEE

     A. General

       1. The Audit Committee shall report Audit Committee actions to the Board of Directors and may make appropriate recommendations to the Board of Directors concerning matters within the Audit Committee's scope of responsibilities.

       2. The Audit Committee shall have the power (but not the duty) to conduct or authorize investigations into matters within the Audit Committee's scope of responsibilities. The Audit Committee shall have the authority to retain independent counsel, accountants and others to assist in such investigations and to arrange and commit the Company with respect to compensation for such independent counsel, accountants and others.

       3. Commencing in fiscal year 2001, the Audit Committee shall prepare a report of audit committee disclosures to the shareholders of the Company in accordance with the applicable rules and regulations of the SEC. Such report shall be included in the Company's proxy statement.

       4. The Audit Committee may perform any activities consistent with this Charter, the Amended and Restated Articles of Incorporation, the Amended and Restated Regulations and applicable law (including the Applicable Rules and Standards) as the Audit Committee or the Board of Directors deems advisable.

     B. Engagement of Independent Auditors

       1. The independent auditors shall be ultimately accountable to the Audit Committee and the Board of Directors, and, accordingly, the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement). Consistent with the foregoing, the Audit Committee shall recommend to the Board of Directors for selection (or the replacement of) the independent auditors. The Audit Committee shall annually review the resume of each of the members of the independent auditors' audit team, the independent auditors' written quality control procedures and the written report concerning the independent auditors' most recent peer review. The Audit Committee shall review and approve the fees and other compensation to be paid to the independent auditors.

       2. The independent auditors shall not be engaged to provide any services for the Company other than audit services and tax services unless the Audit Committee and the Board of Directors conclude that the engagement will not compromise the independent auditors independence. In addition, the Audit Committee shall ensure that the independent auditor submits to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company that may in their judgment have a bearing on the auditor's independence. The Audit Committee shall be responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence. The Company shall not hire any person for the position of Chief Financial Officer, Treasurer or Corporate Controller who has been an employee of the independent auditor at any time during the proceeding three (3) years, without the approval of the Audit Committee.

       3. The Audit Committee shall review, in consultation with management and the independent auditors, the scope of each audit to be conducted by the independent auditors.

       4. The Audit Committee shall obtain confirmation that the independent auditors will provide the Audit Committee with all communications required of the independent auditors, including a timely analysis of significant financial reporting issues.

       5. The Audit Committee shall obtain confirmation that the independent auditors will be available to the shareholders at the annual meeting and, upon request, to the Audit Committee and the Board of Directors.

     C. Responsibilities for Review

       1. The Audit Committee shall review any significant findings and recommendations made by the independent auditors together with management's responses to such findings and recommendations.

       2. The Audit Committee shall review with management and the independent auditors all such matters as it deems appropriate, and as required by the Applicable Rules and Standards of the AICPA; and the SEC, including, but not limited to, the following:

         a. The Company's (including the unconsolidated subsidiaries') audited financial statements and related footnotes;

         b. The independent auditors' report on the audit of the Company's financial statements;

         c. Any material issues raised by management, the independent auditors or the Chairman of the Audit Committee in connection with the Chairman's review of the Company's (including the unconsolidated subsidiaries') interim financial statements;

         d. Management's significant judgments that have affected the financial statements, including, without limitation, any adjustments recommended by the independent auditors and management's responses to such adjustments, including any decision as to whether or not to make any such adjustment;

         e. The independent auditors' judgments regarding: (i) the quality (and not just the acceptability) of the Company's accounting principles as applied in its financial reporting; (ii) the adequacy of the Company's internal controls and procedures; (iii) the clarity of the Company's financial disclosures; and (iv) the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions that were made by management and reviewed by the independent auditors; and

         f. Any serious difficulties or disagreements between the independent auditors and management or the internal auditing department during the course of the independent auditors' audit, including any restrictions on the scope of their work or access to required information.

       3. The Audit Committee shall review with management and the internal auditing department all such matters as it deems appropriate, and as required by the Applicable Rules and Standards, including, but not limited to, the following:


         a. Any significant findings during the year and management's responses to such findings;



         b. Any serious difficulties members of the internal auditing department encountered while conducting the audits, including any restrictions on the scope of their work or access to required information;



         c. The audit plan, including its scope and any changes or additions the Audit Committee deems advisable; and



         d. The level of staffing and qualifications of the internal audit department.


       4. The Audit Committee or the Chairman of the Audit Committee shall meet (in person or by telephone) with the independent auditors and financial and/or senior management at least on a quarterly basis, prior to filing of the Quarterly Report on Form 10-Q and the release of earnings, to review financial matters, specifically the financial information included in the Company's Quarterly Report on SEC Form 10-Q.

       5. The Audit Committee shall review with management and the independent auditors and, as appropriate, the internal auditing department, any significant changes to or the selection of the Company's accounting principles and practices.

       6. The Audit Committee shall review any legal matter that could have a significant impact on the Company's financial statements.

       7. Based on the Audit Committee's reviews undertaken pursuant to items 1 through 6 of this Section C, the Audit Committee shall communicate its decision to the Board of Directors regarding whether or not to recommend that the Company's latest audited financial statements be included in the Company's latest Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

       8. The Audit Committee or the Chairman of the Audit Committee shall review written reports issued by analysts which regularly follow and report upon the Company.

V. CONTINUING EFFECT OF INDEMNIFICATION AND EXCULPATION PROVISIONS OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED REGULATIONS

     In fulfilling their responsibilities hereunder, the members of the Audit Committee (as directors) shall continue to be fully covered by the exculpation and indemnification provisions applicable to the Company's directors and officers, as set forth in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Regulations and such provisions are adopted by reference herein. Nothing contained herein, in the Applicable Rules and Standards or in any other document shall abrogate or supersede the protective exculpation and indemnification provisions set forth in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Regulations.

                                                                         ANNEX B

                    SECTION 1701.85 OF THE OHIO REVISED CODE

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   DETACH HERE

                                      PROXY

                          M/I SCHOTTENSTEIN HOMES, INC.
                       3 Easton Oval, Columbus, Ohio 43219

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 2003

    The undersigned hereby appoints Irving E. Schottenstein and J. Thomas Mason and each of them, proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on April 22, 2003, or any adjournment thereof, and to vote all Common Shares of M/I Schottenstein Homes, Inc. which the undersigned is entitled to vote at such Annual Meeting or any adjournment thereof as set forth below:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIVE IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS, "FOR" THE PROPOSAL TO APPROVE THE RESTRUCTURING OF M/I SCHOTTENSTEIN HOMES, INC.'S CORPORATE STRUCTURE INTO A HOLDING COMPANY STRUCTURE BY TRANSFERRING ITS OPERATING ASSETS AND CERTAIN ASSOCIATED LIABILITIES TO WHOLLY-OWNED SUBSIDIARIES AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL YEAR 2003. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

    The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated March 20, 2003, the Proxy Statement furnished therewith, and the Annual Report of M/I Schottenstein Homes, Inc. for the fiscal year ended December 31, 2002. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

--------------------                                                                      ------------------
    SEE REVERSE           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY         SEE REVERSE
       SIDE                                IN THE ENCLOSED ENVELOPE.                            SIDE
--------------------                                                                      ------------------


      ----------------------------------                                 --------------------------
      Vote by Telephone                                                  Vote by Internet
      ----------------------------------                                 --------------------------

      It's fast, convenient and immediate!                               It's  fast,  convenient  and your vote is  immediately
      Call Toll-Free on a Touch-Tone Phone                               confirmed and posted.
      1-877-PRX-VOTE (1-877-779-8683).

      ---------------------------------------------------------          -------------------------------------------------------

      Follow these four easy steps:                                      Follow these four easy steps:

      1.   Read the accompanying Proxy                                   1.   Read the accompanying Proxy
           Statement and Proxy Card.                                          Statement and Proxy Card.

      2.   Call the toll-free number                                     2.   Go to the Website
           1-877-PRX-VOTE (1-877-779-8683).                                   http://www.eproxyvote.com/mho

      3.   Enter your 14-digit Voter Control Number located              3.   Enter your 14-digit Voter Control Number located
           on your Proxy Card above your name.                                on your Proxy Card above your name.

      4.   Follow the recorded instructions.                             4.   Follow the instructions provided.

      ---------------------------------------------------------          -------------------------------------------------------

      YOUR VOTE IS IMPORTANT!                                            YOUR VOTE IS IMPORTANT!
      Call 877-PRX-VOTE anytime!                                         Go to HTTP://WWW.EPROXYVOTE.COM/MHO anytime!

                     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET




                                   DETACH HERE

-------
   X    PLEASE MARK
        VOTES AS IN
        THIS EXAMPLE
-------

                                                                                                FOR        AGAINST     ABSTAIN
                                                                                               -------     --------    --------
1.  To elect the nominees named below as           2.   To approve the  restructuring  of
    directors.                                          M/I Schottenstein Homes, Inc.'s
                                                        corporate structure into
    Nominees:     (01) Thomas D. Igoe,                  a holding company structure by
                  (02) Steven Schottenstein,            transferring its operating             -------     --------    --------
                  (03) Lewis R. Smoot, Sr.              assets and certain
                                                        associated liabilities to
                                                        wholly-owned subsidiaries.

                                                                                                FOR        AGAINST     ABSTAIN
       --------              --------                                                          -------     --------    --------
                FOR                   WITHHELD     3.   To ratify the appointment of
                ALL                   FROM ALL          Deloitte & Touche LLP as the
                NOMINEES              NOMINEES          independent accountants and
                                                        auditors for fiscal
       --------              --------                   year 2003.                             -------     --------    --------

       --------



       --------     ----------------------------------
                    For all nominees except as
                    written above
                                                                                                                       --------
                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


                                                                                                                       --------

                                                                  Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by president or other authorized person.


Signature: _______________________________  Date: __________      Signature: _______________________________ Date: __________